UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant's telephone number, including area code)
(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 5, 2022, Regis Corporation (the "Company") announced Matthew Doctor as the Company's President and Chief Executive Officer (CEO) and will be appointed as a director on the Company's Board of Directors (the "Board") effective May 5, 2022 ("Start Date"). Mr. Doctor, 35, had been serving as interim CEO since December 2021. Prior to being named interim CEO, Mr. Doctor was Executive Vice President and Chief Strategy Officer. Prior to joining the Company in February 2021, he was a Partner of Kava Restaurants LLC, a Tim Horton's franchisee. Prior to Kava, Matt held several roles at Restaurant Brands International, including Head of Global Development and Franchisee Performance for the Burger King brand. Matt started his career in investment banking with J.P. Morgan.

Letter Agreement with Mr. Doctor

On May 4, 2022, the Company entered into a letter agreement with Mr. Doctor (the "Doctor Agreement"), pursuant to which Mr. Doctor will receive a base salary of $600,000 per year, an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary). Mr. Doctor was also granted non-qualified stock options to purchase 875,000 shares of common stock, each of which was granted on the Start Date pursuant to the Company's Long Term Incentive Plan. The exercise price of the stock options will be the closing price of a share on the Start Date subject to service-based vesting conditions and will vest 20% on the first (1st) anniversary, 20% on the second (2nd) anniversary, and 60% on the third (3rd) anniversary of the grant date, subject to Mr. Doctor's continued employment on such date.

If Mr. Doctor's employment is terminated either by the Company without Cause or by Mr. Doctor for Good Reason, Mr. Doctor will be eligible for severance benefits under the Company's Senior Executive Severance Policy.

The foregoing description is not a complete description of the Doctor Agreement and is qualified in its entirety by reference to the full text of the Doctor Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference. In connection with the execution and entry into the Doctor Agreement, Mr. Doctor also executed a Non-Compete, Non-Disclosure, Non-Solicitation and Non-Hire Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

A copy of the press release announcing the matter described in this Item 5.02 is attached herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number

10.1	Offer Letter, Non-Compete, Non-Disclosure, Non-Solicitation and Non-Hire Agreement, between Matthew Doctor and Regis Corporation, dated May 4, 2022.
99.1	Regis Corporation News Release Dated May 5, 2022.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: May 5, 2022	By:	/s/ Andra Terrell
Andra Terrell SVP, General Counsel and Corporate Secretary